UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 4, 2014
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is furnished pursuant to Item 5.02, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.”

On August 4, 2014, the Board of Directors of Expeditors International of Washington Inc. (the "Company"), a Washington corporation, appointed Richard B. McCune as a Director. Mr. McCune was also appointed as the Chairman of the Audit Committee.

Richard B. McCune was a Partner at KPMG LLP from 2002 until his retirement in May of 2009. He was Lead Audit Partner on several publicly-traded companies and was the firm's U.S. Accounting Expert in Amsterdam from 2003 to 2006. From 1983 through 2002, Mr. McCune was a Partner at Arthur Andersen LLP. He currently serves as a member of the Board of Trustees of the Fred Hutchinson Cancer Research Center and as a Member of the Board of Directors of the Seattle Cancer Care Alliance. Mr. McCune’s qualifications to serve on the Board of Directors include his over 40 years of senior leadership and management experience and extensive audit and accounting experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

August 8, 2014	/S/ BRADLEY S. POWELL
Bradley S. Powell, Senior Vice President and Chief Financial Officer